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                                                                   EXHIBIT 99(B)






                                  DETACH HERE

                                     PROXY

                             WebTrends Corporation

              This proxy is solicited by the board of directors.

     The undersigned shareholder of WebTrends Corporation, an Oregon corporation, hereby appoints Elljahu Shapira, W. Glen Boyd and James T. Richardson, or any one of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Meeting of Shareholders (the "Meeting") to be held at the Hilton Hotel. 921 SW Sixth Avenue, Portland, Oregon at 10:00 a.m. local time on March [.], 2001, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless direction is given, this proxy will be voted:

     . "FOR" approval of the merger agreement and the proposed merger;

     . and in accordance with the discretion of the proxies as to other matters.

     The undersigned hereby acknowledges receipt of the joint proxy statement/prospectus and hereby revokes any proxy or proxies previously given.


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 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
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                                  DETACH HERE

The Board of Directors recommends
a vote "FOR" the Proposal.

1. Approval of (a) the Agreement and Plan of Merger, dated as of January 16, 2001, among WebTrends Corporation, an Oregon corporation, NetIQ Corporation, a Delaware Corporation, and North Acquisition Corporation, an Oregon Corporation, and (b) the merger of North Acquisition Corporation, a wholly-owned subsidiary of NetIQ Corporation, with and into WebTrends Corporation whereby, among other things, each outstanding share of WebTrends Corporation common stock will be converted into the right to receive 0.48 shares of NetIQ Corporation common stock.


                         FOR        AGAINST        ABSTAIN
                         [_]          [_]            [_]


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[x]Please mark
   votes as in
   this example

                                                     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
                                                           MARK HERE  [_]                MARK HERE  [_]
                                                         FOR ADDRESS                   IF YOU PLAN
                                                          CHANGE AND                     TO ATTEND
                                                        NOTE AT LEFT                   THE MEETING

                                                     Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name the signature of all such persons are required. A corporation should sign in their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

                                                     If you receive more than one Proxy Card, please sign and return all such cards to the accompanying envelope.


Signature:                  Date:             Signature:                   Date:
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